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                    ARTICLES OF INCORPORATION
                    -------------------------

                              OF
                              --

                       STACO, INCORPORATED


KNOW ALL MEN BY THESE PRESENTS:

     I, the undersigned, do this day voluntarily acknowledge the forming of a corporation under the pursuant to the laws of the State of Nevada, and I HERBY CERTIFY:

      FIRST:     The name of the corporation is

                 STACO, INCORPORATED

      SECOND:    The principal office of this corporation is to be at

                 1300 A South Curry Street box 2849

in the city of        Carson     89702 State of Nevada.
Carver Caple is hereby the named as Resident Agent of this corporation and in charge of its' said office in Nevada.

       THIRD:     The  nature of the business, object
and purpose to be transacted, promoted, or carried on by the corporation are:


     a) To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the state of Nevada and to act in every kind of fiduciary capacity and generally to do all things necessary or convenient which are incident to or which a natural person might or could do.
     b) To purchase, receive, take by grant, gift, devise, bequest, or otherwise lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its' property and assets, or any interests therein, wherever situated.

                              (1)

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     c)    To engage generally in the real estate business as
principal, and in any lawful capacity, and generally to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of mining claims, oil leases, oil and gas wells, real estate, real property, lands multiple- dwelling structures, houses, buildings and other works and any interest or right therein; to take lease, purchase or otherwise handle or acquire, and to own, use, hold, sell, convey, exchange, hire, lease pledge, mortgage, and otherwise handle, and deal in and dispose of, as principle agent or in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds mortgages, and securities as may lawfully be acquired, held or disposed of and to acquire, purchase, sell, assign, transfer, dispose of and generally deal in and with as principal, agent, broker, and in any lawfully capacity, mortgages and other interests in real, personal, and mixed properties ; to carry on a general oil exploration, mining exploration and management business as principal, agent, representative, contractor, sub-contractor, and in any lawful capacity. To manufacture, purchase or acquire in any lawful manner and to hold, own, mortgage, pledge, sell, transfer, or in any manner dispose of, and to deal and trade in goods, wares, merchandise, and property of any and every class and description, and in any part of the world .

     d) To apply for, register, obtain, purchase, lease, take licenses in respect of otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufactures under and to introduce sell assign, mortgage, pledge or otherwise dispose of and, in any manner deal with and contract with reference to:

          1) Inventions, devices, formulae, processes, improvements and modifications thereof;
          2) letters patent rights, patented processes, copyrights designs. and similar rights, trade- marks, trade names, trade symbols and other indications or origin and ownership granted by or recognized under the laws of the United States of America, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, possession agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereunto;

                               (2)

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           3)    franchises, licenses, grants, and concessions.

     e)    To make, enter into, perform and carry
out contracts of every kind and description of any person, firm, association, corporation or government or agency or instrumentality thereof.

     f) To lend money in furtherance of it's corporate purposes and to invest and Reinvest it's funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine and direct any officer to complete.

     g) To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell it's own securities, including it's shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Nevada and by the Board of Directors of the corporation as they may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance of any or all of it's property, franchises and income.

     h) To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

     i) To promote and exercise all or any part of the foregoing purposes and powers in and all parts of the world, and to conduct it's business in all or any branches in any lawful capacity.

     The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation by references to or inference from the terms or provisions of any other clause, but, shall be regarded as independent purposes.

                               (3)

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     FOURTH:    The amount of the total capital stock of the
corporation is FIFTY THOUSAND DOLLARS ($50,000.00) consisting of fifty million shares designated as common stock, par share value one mill ($.001) a share.

     FIFTH:    The number of the governing board shall be styled DIRECTORS and the number of such directors shall not be less than one (1), or more then five (5). The first board of directors shall be One Member whose name and post office address is as follows:

                          Mr. Ray Lutz
                          P.O. Box 333
                          Salt Lake City, Ut. 84110


     SIXTH:    The initial number of stockholders will be
one (1). Additional stockholders may be obtained. The number of the directors may be changed as provided in N.R.S. 78.330.

     SEVENTH:   The capital stock of this corporation after the
amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay debts of this corporation and no stock issued as fully paid up shall ever be assessable or assessed and the Articles of the Incorporation shall not be amended in this particular.

     EIGHTH:    This corporation is not to have perpetual
existence.

     I, the undersigned, being the original incorporator for the purpose of forming a corporation to do business both within and without the State of Nevada, and in pursuance of the General Corporation Law of the State of Nevada, effective March 31, 1925 and as subsequently amended do make do make and file this certificate, hereby declaring and certifying that the facts herein above stated are true.

This 20th  day of October , 1987.




                              /s/ Carver Caple
                              --------------------------------
                              Address:   311 East Washington
                                         Box 2849
                                         Carson City, Nevada   89702

                               (4)


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State Of  Nevada
                       SS
City of Carson

On October 20, 1987 before me, the undersigned a Notary Public in and for said State, personally appeared Carver Caple to me known to me the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.


WITNESS my hand and official seal:


/s/ Debra K. Johnson
-----------------------------------
Notary Public
Debra K. Johnson
Notary Public - State of Nevada
Appointment Recorded in Carson City
MY APPOINTMENT EXPIRES MAR. 13, 1991

                               (5)